SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2006

AIR T, INC.
(Exact Name of Registrant as Specified in its Charter)

            Delaware                   0-11720                      52-1206400
(State or Other Jurisdiction      (Commission File Number)               (I.R.S. Employer
          of Incorporation)                                                  Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
(Zip Code)

                                   (704) 377-2109
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02. Results of Operations and Financial Condition

On November 10, 2006, Air T, Inc. (the “Company”). issued a press release announcing its earnings for the quarter and six months ended September 30, 2006. A copy of such press release is furnished as Exhibit 99.1 hereto.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of the Company has appointed John Parry to serve as the Company’s Vice President-Finance and Chief Financial Officer effective November 14, 2006 in replacement of John J. Gioffre, who is retiring from those positions effective November 14, 2006 in accordance with his previously announced plans. The Company incorporates by reference the information included in Item 5.02 of its Current Report on Form 8-K dated October 10, 2006, which includes certain biographical information regarding Mr. Parry and a summary of the terms of his employment agreement.

Item 8.01 Other.

On November 10, 2006, the Company announced that its Board of Directors had authorized the Company to acquire up to $2.0 million of the Company’s common stock in market transactions and otherwise. The Board of Directors did not establish a fixed termination date for this authority. The Company may repurchase shares of its common stock from time to time pursuant to this authority.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 Press release of Air T, Inc. dated November 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2006

AIR T, INC.

By: /s/ John J. Gioffre
John J. Gioffre, Vice President-Finance and Secretary

Exhibit Index

Exhibit	Description
Exhibit 99.1	Press release of Air T, Inc. dated November 10, 2006

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